Exhibit 10.2

IKANOS COMMUNICATIONS, INC.
AMENDED AND RESTATED
2004 EQUITY INCENTIVE PLAN
STOCK OPTION AGREEMENT
NOTICE OF GRANT OF STOCK OPTION

The terms defined in the amended and restated 2004 Equity Incentive Plan (the “Plan”) will have the same defined meanings in this Notice of Grant. Where no definition exists in the Plan, new definitions will be noted in this document.

Name:

Address:

You have been granted an option to purchase Common Stock, subject to the terms and conditions of the Plan and this Stock Option Agreement, as follows:

Grant Number
Date of Grant
Vesting Commencement Date
Exercise Price per Share	$
Total Number of Shares Granted
Total Exercise Price	$
Type of Option:	Incentive Stock Option
Nonstatutory Stock Option
Term/Expiration Date:

Vesting Schedule:

Subject to accelerated vesting as set forth in the Plan, this Option may be exercised, in whole or in part, in accordance with the following schedule:

[25% of the Shares subject to the Option will vest twelve months after the Vesting Commencement Date, and 1/48 of the Shares subject to the Option will vest each month thereafter on the same day of the Vesting Commencement Date (or if there is no corresponding date, the last day of the month), subject to Participant continuing to be a Service Provider through each such date.]

Termination Period:

This Option shall be exercisable for three (3) months after Participant ceases to be a Service Provider, unless such termination is due to Participant’s death or Disability, in which case this Option shall be exercisable for one (1) year after Participant ceases to be Service Provider. Notwithstanding the foregoing sentence, in no event may this Option be exercised after the Term/Expiration Date as provided above and may be subject to earlier termination as provided in Section 15(c) of the Plan.

By your signature and the signature of the Company’s representative below, you and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and the Terms and Conditions of Stock Option (the “Agreement”), attached hereto as Exhibit A, both of which are made a part of this document.

You acknowledge receipt of a copy of the 2004 Equity Incentive Plan prospectus. The Agreement and prospectus are available on the Company’s website at http://iweb/Finance/Forms/2004StockPlan.pdf or by request from the Company’s Stock Administration Department. You hereby agree that these documents are deemed to be delivered to you.

PARTICIPANT:	IKANOS COMMUNICATIONS, INC.

Signature	By

Print Name	Title

APPENDIX A

TERMS AND CONDITIONS OF STOCK OPTION

1.   Grant of Option.   The Company hereby grants to the Participant an Option to purchase the number of Shares, subject to all of the terms and conditions in this Agreement and the Plan.

If designated in the Notice of Grant as an Incentive Stock Option (“ISO”), this Option is intended to qualify as an Incentive Stock Option under Section 422 of the Code. However, if this Option is intended to be an Incentive Stock Option, to the extent that it exceeds the $100,000 rule of Code Section 422(d) it will be treated as a Nonstatutory Stock Option (“NSO”).

2.   Vesting Schedule.   Subject to Section 3, the Option awarded by this Agreement will vest in the Participant according to the vesting schedule set forth on the attached Notice of Grant of Stock Option, subject to the Participant continuing to be a Service Provider through each applicable vesting date.

3.   Termination of Option.   Notwithstanding any contrary provision of this Agreement, if the Participant ceases to be a Service Provider for any or no reason, the then-unvested portion of the Option awarded by this Agreement will terminate and the Participant will have no further rights thereunder. The Participant (or, if applicable, the Participant’s personal representative, designated beneficiary, estate or the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution) shall have the period set forth in Notice of Grant of Stock Option to exercise the Option to the extent vested as of the date Participant ceases to be a Service Provider. This Option may be exercised only within the term set out in the Notice of Grant of Stock Option or the Plan, and may be exercised during such term only in accordance with the Plan and the terms of this Agreement.

4.   Exercise of Option.

(a)   Right to Exercise.   This Option is exercisable during its term in accordance with the Vesting Schedule set forth in the Notice of Grant of Stock Option and the applicable provisions of the Plan and this Agreement.

(b)   Method of Exercise.   This Option is exercisable by delivery of an exercise notice, in the form attached as Exhibit A (the “Exercise Notice”) or in such other form and manner as determined by the Administrator, which will state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice will be completed by Participant and delivered to the Company. The Exercise Notice will be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares together with any applicable withholding taxes. This Option will be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.

No Shares will be issued pursuant to the exercise of this Option unless such issuance and exercise comply with Applicable Laws. Assuming such compliance, for income tax purposes the Exercised Shares will be considered transferred to Participant on the date the Option is exercised with respect to such Exercised Shares.

5.   Method of Payment.   Payment of the aggregate Exercise Price will be by any of the following, or a combination thereof, at the election of Participant:

(a)   cash;

(b)   check;

(c)   consideration received by the Company under a formal cashless exercise program adopted by the Company in connection with the Plan; or

(d)   surrender of other Shares which, (i) in the case of Shares acquired from the Company, either directly or indirectly, have been owned by the Participant and not subject to a substantial risk of forfeiture for more than six (6) months on the date of surrender, and (ii) have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares.

6.   Tax Obligations.

(a)   Withholding Taxes.   Participant agrees to make appropriate arrangements with the Company (or the Parent or Subsidiary employing or retaining Participant) for the satisfaction of all Federal, state, and local income and employment tax withholding requirements applicable to the Option exercise. Participant acknowledges and agrees that the Company may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

(b)   Notice of Disqualifying Disposition of ISO Shares.   If the Option granted to Participant herein is an ISO, and if Participant sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (1) the date two years after the Grant Date, or (2) the date one year after the date of exercise, Participant will immediately notify the Company in writing of such disposition. Participant agrees that Participant may be subject to income tax withholding by the Company on the compensation income recognized by Participant.

7.   Rights as Stockholder.   Neither the Participant nor any person claiming under or through the Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant.

8.   No Effect on Service.   Participant acknowledges and agrees that the vesting of the Option pursuant to Section 3 hereof is earned only by Participant continuing to be a Service Provider through the applicable vesting dates (and not through the act of being hired or acquiring Shares hereunder). Participant further acknowledges and agrees that this Agreement, the transactions contemplated hereunder and the vesting schedule set forth herein do not constitute an express or implied promise of Participant’s continuation as a Service Provider for the vesting period, for any period, or at all, and will not interfere with the Participant’s right or the right of the Company to terminate Participant’s status as a Service Provider at any time, with or without cause.

9.   Address for Notices.   Any notice to be given to the Company under the terms of this Agreement will be addressed to the Company, in care of its [TITLE] at Ikanos Communications, Inc., [ADDRESS], or at such other address as the Company may hereafter designate in writing.

10.   Grant is Not Transferable.   Except to the limited extent permitted in the event of the Participant’s death, this grant and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void.

11.   Binding Agreement.   Subject to the limitation on the transferability of this grant contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

12.   Additional Conditions to Issuance of Stock; Suspension of Exercisability.   If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of the Shares upon any securities exchange or under any Applicable Law, or the consent or approval of any governmental regulatory authority, is necessary or desirable as a condition of the purchase of Shares hereunder, this Option may not be exercised, in whole or in part, unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company. The Company shall make reasonable efforts to meet the requirements of any applicable law or securities exchange and to obtain any required consent or approval of any governmental authority.

13.   Plan Governs.   This Agreement is subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan will govern.

14.   Administrator Authority.   The Administrator will have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not and to what extent the Option has vested). All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon Participant, the Company and all other interested persons. No member of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.

15.   Captions.   Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

16.   Agreement Severable.   In the event that any provision in this Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.

17.   Modifications to the Agreement.   This Agreement constitutes the entire understanding of the parties on the subjects covered. Participant expressly warrants that he or she is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company.

18.   Governing Law.   This Agreement shall be governed by the laws of the State of California, without giving effect to the conflict of law principles thereof. For purposes of litigating any dispute that arises under this Option or this Agreement, the parties hereby submit to and consent to the jurisdiction of the State of California, and agree that such litigation shall be conducted in the courts of Santa Clara County, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this Award is made and/or to be performed.

EXHIBIT A

IKANOS COMMUNICATIONS, INC.

AMENDED AND RESTATED

2004 EQUITY INCENTIVE PLAN

EXERCISE NOTICE

Ikanos Communications, Inc.
[ADDRESS]

Attention:

1.   Exercise of Option.   Effective as of today,                                 ,           , the undersigned (“Participant”) hereby elects to purchase                              shares (the “Shares”) of the Common Stock of Ikanos Communications, Inc. (the “Company”) under and pursuant to the amended and restated 2004 Equity Incentive Plan (the “Plan”) and the Agreement dated                        (the “Agreement”).

2.   Delivery of Payment.   Participant herewith delivers to the Company the full purchase price for the Shares and any required withholding taxes to be paid in connection with the exercise of the Option.

3.   Representations of Participant.   Participant acknowledges that Participant has received, read and understood the Plan and the Agreement and agrees to abide by and be bound by their terms and conditions.

4.   Rights as Stockholder.   Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the Shares, no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Shares so acquired will be issued to Participant as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance, except as provided in Section 15 of the Plan.

5.   Tax Consultation.   Participant understands that Participant may suffer adverse tax consequences as a result of Participant’s purchase or disposition of the Shares. Participant represents that Participant has consulted with any tax consultants Participant deems advisable in connection with the purchase or disposition of the Shares and that Participant is not relying on the Company for any tax advice.

6.   Entire Agreement; Governing Law.   The Plan and Agreement are incorporated herein by reference. This Exercise Notice, the Plan and the Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, and may not be modified adversely to the Participant’s interest except by means of a writing signed by the Company and Participant. This Agreement is governed by the internal substantive laws, but not the choice of law rules, of California.

Submitted by:	Accepted by:

PARTICIPANT:	IKANOS COMMUNICATIONS, INC.

Signature	By

Print Name	Its

Address:	Address:

Date Received

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